Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Bruce Francis

salesforce.com

Public Relations

415-536-6972

bfrancis@salesforce.com

Salesforce.com Announces Record Fiscal Third Quarter Results

First Software-as-a-Service Company to Exceed $500 Million Annual Revenue Run-rate

•	Record Revenue of $130M, up 57% year-over-year
•	Net Paying Subscribers Rise a Record 61,000 to 556,000
•	Net Customers Rise a Record 2,300 to 27,100
•	Operating Cash Flow of $30.6M
•	Largest Customer Doubles Deployment to 15,000 Subscribers
•	Company Raises Full Year Fiscal 2007 Guidance
•	Break-even GAAP EPS
•	GAAP EPS was reduced by Approximately $0.06 of Stock-Based Compensation and Amortization of Purchased Intangibles

SAN FRANCISCO, Calif. – November 15, 2006 – Salesforce.com (NYSE: CRM), the market and technology leader in on-demand business services, today announced results for its fiscal third quarter ended October 31, 2006.

“We had a spectacular quarter,” said Marc Benioff, chairman and CEO, salesforce.com, “We have doubled our largest customer to 15,000 subscribers demonstrating the scalability of the on-demand model to the world’s largest companies.”

Salesforce.com delivered the following results for the third quarter of fiscal year 2007:

Revenue: Total revenue was $130 million, an increase of 57% on a year-over-year basis and an increase of 10% on a quarter-over-quarter basis. Subscription and support revenues were $118 million, an increase of 59% on a year-over-year basis and an increase of 11% on a quarter-over-quarter basis. Professional services and other revenues were $12 million, an increase of 40% on a year-over-year basis and an increase of 1% on a quarter-over-quarter basis.

Earnings per Share: GAAP earnings per share were break-even. This result included approximately $10.2 million in stock-based compensation and approximately $0.6 million in amortization of purchased intangibles related to an acquisition. Together, these items reduced reported GAAP EPS by approximately $0.06 per share. For the basis of GAAP EPS calculations, there was an average of 120 million diluted shares outstanding during the quarter.

Customers and Paying Subscribers: Customers rose approximately 2,300, a new record, during the quarter and totaled approximately 27,100, an increase of 45% from Q3 of the prior year, and an increase of 9% from the prior quarter. Net paying subscribers rose approximately 61,000 during Q3 to exit the quarter at approximately 556,000 total subscribers. This brings total net paying subscriber additions to 163,000 for the first nine months of fiscal 2007.

Cash: Cash from operations for the fiscal third quarter was approximately $30.6 million, an increase of 25% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $371 million, up 45% on a year-over-year basis.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2006 was $219 million, an increase of 73% on a year-over-year basis and 8% on a quarter-over-quarter basis.

Based on information as of November 15, 2006, salesforce.com is initiating guidance for its fourth quarter and raising guidance for its full fiscal year 2007 ending January 31, 2007. Salesforce.com is also initiating full year fiscal 2008 guidance.

Q4 FY07: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $140 million to approximately $142 million. GAAP diluted EPS is expected to be in the range of approximately negative <$0.02> to break-even. GAAP EPS estimates include the effects of stock-based compensation and the amortization of purchased intangibles. For the fourth fiscal quarter FY07, stock-based compensation expense is expected to be approximately $10 to $12 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $0.6 million. Together, these items are expected to reduce GAAP earnings per share by approximately $0.06 to $.07 per share.

Full Year FY07: The company today is raising its revenue outlook for its fiscal year 2007, and now expects full year revenue of approximately $493 million to approximately $495 million. The company is also raising its earnings outlook for the full year, and now expects GAAP diluted EPS to be in the range of approximately negative <$0.02> to breakeven. GAAP EPS estimates include the effects of stock-based compensation and the amortization of purchased intangibles. For the full fiscal year ‘07, stock-based compensation expense is expected to be approximately $38 to $40 million, and the expense associated with the amortization of purchased intangibles is now expected to be approximately $1.8 million. Together, these items are expected to reduce GAAP earnings per share by approximately $0.22 to $0.23 per share.

Full Year FY08: The company today is initiating revenue guidance for its fiscal year 2008, and now expects full year revenue of approximately $700 million to approximately $710 million. The company plans to provide its expectations for FY08 GAAP EPS on its fourth quarter, FY07 results conference call planned for mid-February, 2007. GAAP EPS for FY08 is expected to be impacted by the effects of stock-based compensation and the amortization of purchased intangibles. For the full fiscal year, stock-based compensation expense is expected to be approximately $60 to $70 million with an expected reduction in reported GAAP EPS of $0.32 to $0.37. The expense associated with the amortization of purchased intangibles is now expected to be approximately $2 million, reducing reported GAAP EPS by approximately $0.01 for the full fiscal year ‘08.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal 2007 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call into the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally 706-758-3772. A replay will be available at 800-642-1687 or 706-645-9291, passcode 1115764, until midnight (EST) December 1, 2006.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand business services. The company’s Salesforce suite of on-demand CRM applications allows customers to manage and share all of their sales, support, marketing and partner information on-demand. Apex, the world’s first on-demand platform, enables customers, developers and partners to build powerful new on-demand applications that extend beyond CRM to deliver the benefits of multi-tenancy and The Business Web across the enterprise. All

Apex components and applications can be easily shared, exchanged and installed via salesforce.com’s AppExchange directory, available at http://www.salesforce.com/appexchange. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of October 31, 2006, salesforce.com manages customer information for approximately 27,100 customers and approximately 556,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Avis Budget Group, Inc., Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the fourth fiscal quarter of 2007, the full fiscal year 2007, the full fiscal year 2008, related items, and our revenue run rate and future revenue goals, and acceptance of the Apex platform, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in our operating results, rate of growth and anticipated revenue run rate, errors, interruptions or delays in our service or our Web hosting, our new business model, our history of operating losses, the possibility that we will not remain profitable, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, customer and partner acceptance of the Apex platform and the AppExchange, successful customer deployment and utilization of our services, unanticipated changes in our effective tax rate, fluctuations in the number of shares outstanding, the price of such shares, foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including Form 10-Q for the quarter ended July 31, 2006, and our Form 10-K for the fiscal year ended January 31, 2006. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Salesforce.com is a registered trademark of, AppExchange and Successforce are trademarks of, salesforce.com, Inc., San Francisco, California. Other names used may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended Oct 31,		Nine Months Ended Oct 31,
	2006	2005	2006	2005
Revenues:
Subscription and support	$118,433	$74,386	$319,589	$198,214
Professional services and other	11,620	8,287	33,287	20,579

Total revenues	130,053	82,673	352,876	218,793
Cost of revenues (1):
Subscription and support	16,628	10,069	45,178	23,418
Professional services and other	14,732	9,515	39,873	24,368

Total cost of revenues	31,360	19,584	85,051	47,786
Gross profit	98,693	63,089	267,825	171,007
Operating expenses (1):
Research and development	11,450	6,602	31,283	16,374
Marketing and sales	66,526	37,905	178,353	107,095
General and administrative	20,840	12,195	59,711	32,973
Lease recovery	0	0	0	(285)

Total operating expenses	98,816	56,702	269,347	156,157
Income (loss) from operations	(123)	6,387	(1,522)	14,850
Interest, net	4,132	2,024	10,281	5,158
Other income (expense)	309	(74)	(153)	636

Income before (provision) benefit for income taxes and minority interest	4,318	8,337	8,606	20,644
(Provision) benefit for income taxes	(3,418)	5,101	(7,136)	2,640

Income before minority interest	900	13,438	1,470	23,284
Minority interest in consolidated joint venture	(561)	(341)	(1,505)	(767)

Net income (loss)	$339	$13,097	($35)	$22,517

Basic net income (loss) per share	$0.00	$0.12	$0.00	$0.21
Diluted net income (loss) per share	$0.00	$0.11	$0.00	$0.19
Shares used in computing basic net income (loss) per share	112,885	107,781	111,889	106,547
Shares used in computing diluted net income (loss) per share	120,279	118,655	111,889	117,764
___________

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$1,304	$135	$3,900	$445
Research and development	1,195	77	3,201	256
Marketing and sales	4,826	301	13,026	1,028
General and administrative	2,915	312	7,912	890

Total stock-based expenses	$10,240	$825	$28,039	$2,619

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended Oct 31,		Nine Months Ended Oct 31,
	2006	2005	2006	2005
Revenues:
Subscription and support	91%	90%	91%	91%
Professional services and other	9	10	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	13	12	13	11
Professional services and other	11	12	11	11

Total cost of revenues	24	24	24	22
Gross profit	76	76	76	78
Operating expenses:
Research and development	9	7	9	7
Marketing and sales	51	46	51	49
General and administrative	16	15	16	15
Lease recovery	0	0	0	0

Total operating expenses	76	68	76	71
Income (loss) from operations	0	8	0	7
Interest, net	3	2	3	2
Other income (expense)	0	0	0	0

Income before (provision) benefit for income taxes and minority interest	3	10	3	9
(Provision) benefit for income taxes	(3)	6	(3)	2

Income before minority interest	0	16	0	11
Minority interest in consolidated joint venture	0	0	0	(1)

Net income (loss)	0%	16%	0%	10%

________

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	0%	1%	0%
Research and development	1	0	1	0
Marketing and sales	4	0	4	1
General and administrative	2	1	2	0

Total stock-based expenses	8%	1%	8%	1%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Oct 31, 2006	January 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$70,324	$99,842
Short-term marketable securities	174,574	107,723
Accounts receivable, net	82,808	76,128
Deferred commissions	15,479	13,186
Prepaid expenses and other current assets	12,749	6,338

Total current assets	355,934	303,217
Marketable securities, noncurrent	126,380	89,227
Fixed assets, net	28,151	24,216
Deferred commissions, noncurrent	5,319	3,889
Deferred income taxes, noncurrent	20,850	10,416
Goodwill	6,743	0
Other assets	12,312	3,784

Total assets	$555,689	$434,749

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,660	$10,212
Accrued expenses and other current liabilities	59,025	48,782
Income taxes payable	4,207	2,650
Deferred income taxes	5,637	3,191
Deferred revenue	219,431	169,175
Current portion of capital lease obligations	327	615

Total current liabilities	294,287	234,625
Capital lease obligations, net of current portion	13	184
Long-term lease abandonment liability and other	1,089	1,155
Minority interest	3,919	2,414

Total liabilities	299,308	238,378
Stockholders’ equity:
Common stock	114	111
Additional paid-in capital	294,365	237,010
Deferred stock-based compensation	0	(2,531)
Accumulated other comprehensive loss	(1,949)	(2,105)
Accumulated deficit	(36,149)	(36,114)

Total stockholders’ equity	256,381	196,371

Total liabilities and stockholders’ equity	$555,689	$434,749

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended Oct 31,		Nine Months Ended Oct 31,
	2006	2005	2006	2005
Operating activities:
Net income (loss)	$339	$13,097	($35)	$22,517
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Minority interest	561	341	1,505	767
Depreciation and amortization	3,339	1,490	8,767	4,079
Amortization of deferred commissions	5,827	3,629	16,605	10,357
Lease recovery	0	0	0	(285)
Expenses related to stock-based awards	10,240	825	28,039	2,619
Tax benefits from employee stock plans	(4,878)	794	(10,806)	2,712
Changes in assets and liabilities	15,199	4,395	28,990	13,787

Net cash provided by operating activities	30,627	24,571	73,065	56,553

Investing activities:
Business combination	0	0	(15,502)	0
Restricted cash	0	3,307	0	3,191
Changes in marketable securities	(116,209)	37,750	(103,152)	(283)
Capital expenditures	(9,085)	(5,291)	(14,498)	(17,820)

Net cash provided by (used in) investing activities	(125,294)	35,766	(133,152)	(14,912)

Financing activities:
Proceeds from the exercise of stock options and warrants	10,149	2,209	21,040	9,651
Tax benefits from employee stock plans	4,878	0	10,806	0
Collection of notes receivables	0	0	0	727
Principal payments on capital lease obligations	(155)	(152)	(459)	(463)
Repurchase of unvested shares	0	0	(10)	(28)

Net cash provided by financing activities	14,872	2,057	31,377	9,887

Effect of exchange rate changes	127	(179)	(808)	96

Net increase (decrease) in cash and cash equivalents	(79,668)	62,215	(29,518)	51,624
Cash and cash equivalents, beginning of period	149,992	25,140	99,842	35,731

Cash and cash equivalents, end of period	$70,324	$87,355	$70,324	$87,355

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31, 2006	July 31, 2006	April 30, 2006	January 31, 2006	October 31, 2005	July 31, 2005
Customer and subscriber data:
Approximate number of customers	27,100	24,800	22,700	20,500	18,700	16,900
Approximate number of paying subscriptions (1)	556,000	495,000	438,000	393,000	347,000	307,000
Full Time Equivalent Headcount	1,807	1,625	1,480	1,304	1,116	1,059
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$371,278	$334,107	$298,313	$296,792	$256,853	$232,710
Deferred revenue	$219,431	$202,836	$182,036	$169,175	$127,110	$117,311

Revenues by geography (in thousands):

	Three Months Ended Oct 31,		Nine Months Ended Oct 31,
	2006	2005	2006	2005
Americas	$101,240	$66,021	$276,818	$174,622
Europe	19,821	11,356	52,395	30,777
Asia Pacific	8,992	5,296	23,663	13,394

	$130,053	$82,673	$352,876	$218,793

As a percentage of total revenues:
Americas	78%	80%	78%	80%
Europe	15	14	15	14
Asia Pacific	7	6	7	6

	100%	100%	100%	100%

(1)	Paying subscriptions are defined as unique user accounts, purchased by customers for use by their employees and other customer-authorized users that have not been suspended for non-payment and for which we are recognizing subscription revenue. The numbers of paying subscriptions were revised as follows for the correction of an error.

As of	Previously Reported	Adjusted
July 31, 2005	308,000	307,000
October 31, 2005	351,000	347,000
January 31, 2006	399,000	393,000
April 30, 2006	444,000	438,000
July 31, 2006	501,000	495,000